As filed with the Securities and Exchange Commission on July 3, 2014

Registration No. 333-

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOMINION GAS HOLDINGS, LLC (Exact name of registrant as specified in charter)	DOMINION RESOURCES, INC. (Exact name of registrant as specified in charter)

Virginia	Virginia
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

46-3639580	54-1229715
(IRS Employer Identification Number)	(IRS Employer Identification Number)

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark O. Webb

Vice President and General Counsel

Dominion Gas Holdings, LLC

120 Tredegar Street

Richmond, Virginia 23219

Telephone: (804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jane Whitt Sellers, Esquire

McGuireWoods LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

(804) 775-1000

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Dominion Gas Holdings, LLC

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Dominion Resources, Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee
Dominion Gas Holdings, LLC Senior Debt Securities	(1)
Dominion Gas Holdings, LLC Junior Subordinated Notes

(1)	An indeterminate aggregate initial offering price or number of the securities of the identified class is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

EXPLANATORY NOTE

This Registration Statement on Form S-3 is being filed jointly by Dominion Gas Holdings, LLC, a Virginia limited liability company and a wholly-owned holding company (Dominion Gas), and its sole member, Dominion Resources, Inc., a Virginia corporation (Dominion), in connection with offerings of non-convertible debt securities by Dominion Gas. Dominion is filing this joint registration statement solely for the purposes of establishing Dominion Gas’ eligibility to file this registration statement on Form S-3. No securities of Dominion are being registered on this registration statement or offered hereby. Neither Dominion nor any of its subsidiaries nor any of Dominion Gas’ subsidiaries are guaranteeing the securities of Dominion Gas that are being registered on this registration statement, nor does Dominion have any liability for Dominion Gas’ obligations under such securities by virtue of being Dominion Gas’ sole member or filing this joint registration statement. Neither registrant makes any representation as to the information relating to the other registrant, except to the extent that such information is included in the portion of this registration statement relating to such registrant.

DOMINION GAS HOLDINGS, LLC

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

Senior Debt Securities

Junior Subordinated Notes

From time to time, we may offer and sell senior or subordinated debt securities in one or more series under this prospectus.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include whether they are senior or subordinated, the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated July 3, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and Dominion Resources, Inc. (Dominion) jointly filed with the Securities and Exchange Commission (SEC) utilizing a shelf registration process. Dominion is our sole member and a well-known seasoned issuer. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an unspecified dollar amount. Neither Dominion nor any of its subsidiaries nor any of our subsidiaries are guaranteeing such securities, nor does Dominion have any liability for our obligations under the securities by virtue of being our sole member or filing the joint registration statement.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. When we use the terms “we”, “our”, “us”, “Dominion Gas” or the “Company” in this prospectus, we are referring to Dominion Gas Holdings, LLC and not Dominion Resources, Inc.

WHERE YOU CAN FIND MORE INFORMATION

Following the effectiveness of our registration statement on Form S-4 (Registration No. 333-195066) on June 25, 2014, we became subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act). Under those requirements, we file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update or supersede this information. We plan to make some of our filings under the Exchange Act on a combined basis with Dominion and another subsidiary of Dominion, Virginia Electric and Power Company (Virginia Power). Our combined filings with the SEC present separate filings by each of Dominion, Virginia Power and the Company. Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to the other registrants. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, except those portions of filings that relate to Dominion or Virginia Power as a separate registrant, until we sell all of the securities:

•	Current Report on Form 8-K, filed June 26, 2014. In connection with becoming subject to the reporting requirements of the Exchange Act as a result of the effectiveness on June 25, 2014 of our Registration Statement on Form S-4 (Registration No. 333-195066), we filed this Current Report on Form 8-K to disclose certain financial and other information about us, including our Audited Consolidated Financial Statements for the year ended December 31, 2013 and our Unaudited Consolidated Financial Statements for the three months ended March 31, 2014.

You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning us at:

Corporate Secretary

Dominion Gas Holdings, LLC

120 Tredegar Street

Richmond, Virginia 23219

Telephone (804) 819-2000

You should rely only on the information contained in this prospectus or to which this prospectus refers you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. The information which appears in this prospectus and which is incorporated by reference in this prospectus may only be accurate as of the date of this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since that date.

SAFE HARBOR AND CAUTIONARY STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

THE COMPANY

Formed in September 2013, we are a holding company and wholly-owned subsidiary of Dominion, one of the nation’s largest producers and transporters of energy. We serve as the intermediate parent company for the majority of Dominion’s regulated natural gas operating subsidiaries, which conduct business activities through an interstate natural gas transmission pipeline system and storage facilities, a local natural gas distribution network and natural gas gathering, processing and treatment facilities. Our business activities are carried out through our primary subsidiaries, The East Ohio Gas Company d/b/a Dominion East Ohio and Dominion Transmission, Inc. Through our subsidiary, Dominion Iroquois, Inc., we also hold a 24.72% general partnership interest in the Iroquois Gas Transmission System L.P.

We serve as the primary financing entity for Dominion’s regulated gas business. This structure is intended to create an efficient, transparent entity to finance capital investments related to the assets and cash flow of Dominion’s regulated gas business. Neither Dominion nor any of its subsidiaries nor any of our subsidiaries are guaranteeing any of the securities described in this prospectus, nor does Dominion have any liability for our obligations under the securities by virtue of being our sole member.

Our principal office is located at 120 Tredegar Street, Richmond, Virginia 23219-3932. The telephone number is (804) 819-2000.

For additional information about us, see WHERE YOU CAN FIND MORE INFORMATION.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of the securities offered by this prospectus to finance capital expenditures and to retire or redeem debt securities issued by us and for other general corporate purposes which may include the repayment of debt under any of our credit facilities.

RATIO OF EARNINGS TO FIXED CHARGES

Three Months Ended	Twelve Months Ended	Years Ended December 31,
March 31, 2014	March 31, 2014	2013	2012	2011	2010	2009
30.44	20.39	18.67	12.52	9.61	22.01	7.57

For purposes of this ratio, earnings are determined by adding distributed income of equity investees and fixed charges (excluding interest capitalized) to income from continuing operations before income taxes after eliminating the equity in earnings or losses of equity investees. These earnings are then divided by total fixed charges. Fixed charges consist of interest charges (without reduction for allowance for funds used during construction) on long-term and short-term debt, and the portion of rental expense that is representative of the interest factor.

DESCRIPTION OF DEBT SECURITIES

The term Debt Securities includes the Senior Debt Securities and the Junior Subordinated Notes. We will issue the Senior Debt Securities in one or more series under our Senior Indenture dated as of October 1, 2013 between us and Deutsche Bank Trust Company Americas, as trustee, as amended and as supplemented from time to time. We will issue the Junior Subordinated Notes in one or more series under our Junior Subordinated Notes Indenture to be entered into at a future date by us and Deutsche Bank Trust Company Americas, as trustee, as amended and as supplemented from time to time. The indenture related to the Junior Subordinated Notes is called the Subordinated Indenture in this prospectus, and it, together with the Senior Indenture, are called the “Indentures”. We have summarized selected provisions of the Indentures below. The Senior Indenture and the Subordinated Indenture have been filed as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indentures so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.

Neither Dominion nor any of its subsidiaries nor any of Dominion Gas’ subsidiaries are guaranteeing the Debt Securities, nor does Dominion have any liability for Dominion Gas’ obligations under the Debt Securities by virtue of being Dominion Gas’ sole member or filing the joint registration statement.

General

The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt except to the extent provided in the applicable prospectus supplement or other offering materials. The Junior Subordinated Notes will be our unsecured obligations and are junior in right of payment to our Priority Indebtedness, as described under the caption ADDITIONAL TERMS OF JUNIOR SUBORDINATED NOTES—Subordination.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders.

As of March 31, 2014, we had approximately $1.2 billion in aggregate principal amount of outstanding long-term debt, (including securities due within one year) and our subsidiaries had no outstanding long-term debt (including securities due within one year). Neither of the Indentures limits the amount of Debt Securities that we may issue under it. We may issue Debt Securities from time to time under the Indentures in one or more series by entering into supplemental indentures or by our Board, a Board committee or at least two of our senior officers authorizing the issuance. A form of supplemental indenture to each of the Indentures to establish a new series of Debt Securities is an exhibit to the registration statement.

We have the ability to borrow funds under a $4 billion external credit facility we entered into jointly with Dominion and Virginia Power with a syndicate of lenders. Currently our sub-limit under this credit facility is $500 million, all of which is currently available, and can be increased or decreased multiple times per year, up to a maximum of $1 billion. We also have the ability to borrow funds under a $500 million external credit facility we entered into jointly with Dominion and Virginia Power with another syndicate of lenders. Our current sub-limit under this credit facility is $0 and can be increased or decreased multiple times per year. We also have the ability to borrow funds from Dominion under long-term borrowing arrangements. There were no long-term borrowings with Dominion as of March 31, 2014.

We depend on both internal and external sources of liquidity to provide working capital and as a bridge to long-term debt financings. Short-term cash requirements not met by cash provided by operations will generally be satisfied with proceeds from short-term borrowings from Dominion under an intercompany revolving credit agreement (IRCA) or from Dominion’s money pool. As of March 31, 2014, our borrowings under the IRCA totaled $1.3 billion and we had no borrowings under the Dominion money pool.

The Indentures do not protect the holders of Debt Securities if we incur additional indebtedness or engage in a highly leveraged transaction.

Provisions of a Particular Series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement or other offering materials for a particular series of Debt Securities will describe the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity of the Debt Securities is accelerated;

•	any optional redemption terms, or any terms regarding repayment at the option of the holder;

•	any provisions that would obligate us to repurchase, repay or otherwise redeem the Debt Securities, or any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•	if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest, or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•	whether the Debt Securities are to be issued in fully registered certificated form or in book-entry form, represented by certificates deposited with the Trustee and registered in the name of a securities depositary or its nominee (Book-Entry Debt Securities);

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any rights that would allow us to defer or extend an interest payment date in connection with any series of Debt Securities;

•	the identity of the series trustee, if other than the Trustee;

•	any changes to events of defaults or covenants;

•	if any series of Debt Securities will not be subject to defeasance or covenant defeasance; and

•	any other terms of the Debt Securities. (Sections 201 & 301 of the Senior Indenture & Sections 2.1& 2.3 of the Subordinated Indenture.)

The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Redemption

No Debt Security will be subject to amortization or redemption, unless otherwise provided in the applicable prospectus supplement or other offering materials. Any provisions relating to the amortization or redemption of Debt Securities will be set forth in the applicable prospectus supplement or other offering materials, including whether amortization or redemption is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to its stated maturity. Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•	redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 20 days prior to the date of redemption. (Section 1104 of the Senior Indenture & Section 3.2 of the Subordinated Indenture.)

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date the Debt Securities of that series are selected for redemption; or

•	register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Senior Indenture & Section 2.5 of the Subordinated Indenture.)

Repayment at the Option of the Holders; Repurchases by the Company

We must repay the Debt Securities at the option of the holders prior to the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Debt Securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date (Section 1302 of the Senior Indenture & Section 3.5 of the Subordinated Indenture.)

For any Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 180 nor less than 60 calendar days prior to the date of repayment:

•	in the case of a certificated Debt Security, the certificated Debt Security and the form in the Debt Security entitled Option of Holder to Elect Purchase duly completed; or

•	in the case of a book-entry Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the holder will be irrevocable. (Section 1303 of the Senior Indenture & Section 3.6 of the Subordinated Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Debt Securities or the global certificate representing the related book-entry Debt Securities, on the securities depositary’s records, to the Trustee. See DESCRIPTION OF DEBT SECURITIES—Global Securities.

Option to Extend Interest Payment Period

If elected in the applicable supplemental indenture, we may defer interest payments on the Debt Securities by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an Extension Period). Other details regarding the Extension Period, including any limit on our ability to make distributions during the Extension Period, will also be specified in the applicable prospectus supplement or other offering materials. No Extension Period may extend beyond the maturity of the applicable series of Debt Securities. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the interest rate for the applicable series of Debt Securities, to the extent permitted by applicable law. (Section 301(27) of the Senior Indenture & 2.10 of the Subordinated Indenture.)

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement or other offering materials, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•	by wire transfer to an account at a banking institution in the United States that is designated in writing to the Trustee prior to the deadline set forth in the applicable prospectus supplement or other offering materials by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•	by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Senior Indenture & Section 4.1 of the Subordinated Indenture.)

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement or other offering materials, the Trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of the Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Senior Indenture & Section 4.4 of the Subordinated Indenture.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 1003 of the Senior Indenture & Section 12.4 of the Subordinated Indenture.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 1002 of the Senior Indenture & Section 2.5 of the Subordinated Indenture.)

Global Securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be deposited with the Trustee and registered in the name of the securities depositary or its nominee. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 305 of the Senior Indenture & Section 2.5 of the Subordinated Indenture.)

Unless otherwise stated in any prospectus supplement or other offering materials, The Depository Trust Company will act as the securities depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•	will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indentures. (Section 308 of the Senior Indenture & Section 2.2 of the Subordinated Indenture.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing Book-Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	the Company;

•	the Trustee; or

•	any agent of any of the above.

Covenants

Under the Indentures we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures;

•	preserve and keep in full force and effect our limited liability existence except as provided in the Indentures; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, & 1006 of the Senior Indenture & Sections 4.1, 4.2, 4.4 & 4.6 of the Subordinated Indenture.)

Consolidation, Merger or Sale

The Indentures provide that we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing corporation, or the successor corporation (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes the due and punctual payment of the principal of and interest on the Debt Securities, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the series trustee, executed and delivered to the series trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the applicable Indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the applicable Indenture and the Debt Securities. (Sections 801 & 802 of the Senior Indenture & Sections 11.1, 11.2 & 11.3 of the Subordinated Indenture.)

Events of Default

Event of Default when used in each of the Indentures, will mean any of the following with respect to Debt Securities of any series:

•	failure to pay the principal or any premium on any Debt Security when due;

•	failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•	failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of Debt Securities that permit such deferrals;

•	failure to perform any other covenant in the Indentures (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Debt Securities of that series give written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of the Company; or

•	any other Event of Default included in the Indentures or any supplemental indenture. (Section 501 of the Senior Indenture & Section 6.1 of the Subordinated Indenture.)

In the case of a general covenant default described above, the Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement, or other offering materials.

If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 33% in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the Senior Indenture & Section 6.1 of the Subordinated Indenture.)

The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indentures at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities. However, the Trustee must give the holders of Debt Securities notice of any default to the extent provided by the Trust Indenture Act. (Sections 512, 601, 602 & 603 of the Senior Indenture & Sections 6.6, 6.7 & 7.2 of the Subordinated Indenture.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Senior Indenture & Section 14.2 of the Subordinated Indenture.)

Satisfaction; Discharge

We may discharge all our obligations (except those described below) to holders of the Debt Securities issued under the Indentures, which Debt Securities have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the Trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Debt Securities. However, certain of our obligations under the Indentures will survive, including with respect to the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of Debt Securities of the applicable series;

•	rights of holders to receive payments of principal of, and any interest on, the Debt Securities of the applicable series, and other rights, duties and obligations of the holders of Debt Securities with respect to any amounts deposited with the Trustee; and

•	the rights, obligations and immunities of the Trustee under the Indentures. (Section 401 of Senior Indenture & Section 12.1 of the Subordinated Indenture.)

Under U.S. federal income tax law as in effect as of the date of this prospectus, a discharge may be treated as an exchange of the related Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Debt Securities and the value of the holder’s interest in the defeasance trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisors as to the consequences of a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

Defeasance

Unless we elect differently in the applicable supplemental indenture, we will be discharged from our obligations on the Debt Securities of any series, as applicable, at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Debt Securities of the series. If this happens, the holders of the Debt Securities of the series will not be entitled to the benefits of the Senior Indenture or Subordinated Indenture, as applicable, except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities. (Section 402 of the Senior Indenture and Section 12.5 of the Subordinated Indenture.)

Under federal income tax law as of the date of this prospectus, a discharge under these circumstances may be treated as an exchange of the related Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Debt Securities and the value of the holder’s interest in the defeasance trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of such a discharge, including the applicability and effect of tax laws other than U.S. federal income tax law.

Modification of Indentures; Waiver

Under the Indentures our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Senior Indenture & Section 10.2 of the Subordinated Indenture.) In addition, we may supplement the Indentures to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Senior Indenture & Section 10.1 of the Subordinated Indenture.)

The holders of a majority of the outstanding Debt Securities of all series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Senior Indenture & Section 6.6 of the Subordinated Indenture.)

In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Notes of any series may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture under which those Junior Subordinated Notes were issued. (Section 4.8 of the Subordinated Indenture.)

Concerning the Trustee

Deutsche Bank Trust Company Americas is the Trustee under the Senior Indenture and is expected to be the Trustee under the Subordinated Indenture if we enter into the Subordinated Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas also serves as trustee under other indentures pursuant to which securities of ours and of certain of our affiliates are outstanding. Affiliates of Deutsche Bank Trust Company Americas have purchased, and are likely to purchase in the future, our securities and securities of our affiliates. The Trustee will perform only those duties that are specifically described in the Indentures unless an event of default under an Indenture occurs and is continuing. The Trustee is under no obligation to exercise any of its powers under the Indentures at the request of any holder of Debt Securities unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Senior Indenture & Section 7.1 of the Subordinated Indenture.)

The Indentures permit us to name a different trustee for individual series of Debt Securities. If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the applicable Indenture with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the applicable Indenture will have no responsibility with respect to that series.

Deutsche Bank Trust Company Americas administers its corporate trust business at 60 Wall Street, 16th Floor, New York, NY 10005 or such other address as the Trustee may notify to the Company from time to time.

ADDITIONAL TERMS OF SENIOR DEBT SECURITIES

Limitation on Liens

While any of the Senior Debt Securities are outstanding, we are not permitted to create liens upon any Principal Property (as defined below) or upon any shares of stock of any Material Subsidiary (as defined below), which we now own or will own in the future, to secure any of our debt, unless at the same time we provide that the Senior Debt Securities will also be secured by that lien on an equal and ratable basis. However, we are generally permitted to create the following types of liens:

(1)	purchase money liens on future property acquired by us; liens of any kind existing on property or shares of stock at the time they are acquired by us; conditional sales agreements and other title retention agreements on future property acquired by us (as long as none of those liens cover any of our other properties);

(2)	liens on our property or any shares of stock of any Material Subsidiary that existed as of the date the Notes were first issued; liens on the shares of stock of any corporation, which liens existed at the time that corporation became a Material Subsidiary; certain liens typically incurred in the ordinary course of business;

(3)	liens in favor of the United States (or any State), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing the purchase price or the cost of constructing or improving the property subject to those liens, including, for example liens to secure debt of the pollution control or industrial revenue bond type;

(4)	debt that we may issue in connection with a consolidation or merger of Dominion or any Material Subsidiary with or into any other company (including any of our affiliates or Material Subsidiaries) in exchange for secured debt of that company (Third Party Debt) as long as that debt (i) is secured by a mortgage on all or a portion of the property of that company, (ii) prohibits secured debt from being incurred by that company, unless the Third Party Debt is secured on an equal and ratable basis, or (iii) prohibits secured debt from being incurred by that company;

(5)	debt of another company that we must assume in connection with a consolidation or merger of that company, with respect to which any of our property is subjected to a lien;

(6)	liens on any property that we acquire, construct, develop or improve after the date the Senior Securities are first issued that are created before or within 18 months after the acquisition, construction, development or improvement of the property and secure the payment of the purchase price or related costs;

(7)	liens in favor of us, our Material Subsidiaries or our wholly-owned subsidiaries;

(8)	the replacement, extension or renewal of any lien referred to above in clauses (1) through (7) as long as the amount secured by the liens or the property subject to the liens is not increased; and

(9)	any other lien not covered by clauses (1) through (8) above as long as immediately after the creation of the lien the aggregate principal amount of debt secured by all liens created or assumed under this clause (9) does not exceed 10% of the members’ equity, as shown on the company’s consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such lien.

When we use the term “lien” in this section, we mean any mortgage, lien, pledge, security interest or other encumbrance of any kind; “Material Subsidiary” means each of our subsidiaries whose total assets (as determined in accordance with GAAP in the United States) represent at least 20% of our total assets on a consolidated basis; and “Principal Property” means any of our plants or facilities located in the United States that in the opinion of our Board or management is of material importance to the business conducted by us and our consolidated subsidiaries taken as whole. (Section 1008 of the Senior Indenture.)

ADDITIONAL TERMS OF JUNIOR SUBORDINATED NOTES

Subordination

Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Priority Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness; or

•	the maturity of any Priority Indebtedness has been accelerated because of a default on that Priority Indebtedness unless otherwise specified in the prospectus supplement and offering materials,

then the holders of Priority Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 14.1 & 14.9 of the Subordinated Indenture.)

Priority Indebtedness means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our current and future indebtedness for borrowed or purchased money or other similar instruments whether or not evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•	any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Priority Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 1.1 of the Subordinated Indenture.)

Priority Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Priority Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Priority Indebtedness without the consent of each holder of Priority Indebtedness that the amendment would adversely affect. (Sections 10.2 & 14.7 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of Priority Indebtedness that we may issue.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following ways:

•	directly to purchasers;

•	through agents;

•	to or through underwriters; or

•	through dealers.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement or other offering materials relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the Securities Act), and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement or other offering materials relating to such offering their names and the terms of our agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering materials indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering materials, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or other offering materials (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

McGuireWoods LLP, counsel to the Company, will issue an opinion about the legality of the offered securities for us. As of May 31, 2014, partners of McGuireWoods LLP owned less than one-half of one percent of common stock of Dominion, our parent company, and none of our membership interests. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 incorporated in this Prospectus by reference from the Dominion Gas Holdings, LLC Current report on Form 8-K dated June 26, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

Item 14. Other Expenses of Issuance and Distribution.

Per Offering*
Securities and Exchange Commission Fee	$	**
Fees and Expenses of Trustee		*
Printing Expenses		*
Counsel Fees		*
Rating Agency Fees		*
Accountant Fees		*
Listing Fees		***
Miscellaneous		*

Total	$	*

*	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.
**	Under SEC Rules 456(b) and 457(r), the Securities and Exchange Commission fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.
***	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15. Indemnification of Directors and Officers.

Dominion Gas Holdings, LLC

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a Virginia limited liability company, subject to any standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

Our operating agreement requires us to indemnify and protect our directors and officers and Dominion, our sole member, against any and all claims, liabilities, costs and expenses (including, but not limited to, reasonable legal fees and costs) arising directly or indirectly from any suit, action, investigation or proceeding (whether formal or informal) brought or threatened against them that is based on their acts or omissions on behalf of us, unless such acts or omissions violate our operating agreement, constitute willful misconduct or result from a knowing violation of criminal law. However, under our operating agreement, we have no obligation to indemnify our directors, officers and Dominion to the extent they are entitled to be indemnified by another source, such as an insurance company.

Dominion Resources, Inc.

Article VI of Dominion’s Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) and any other applicable law. The Virginia Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. Dominion is required to indemnify its directors and officers in all such proceedings if they have not violated this standard. Dominion has also entered into agreements relating to the advancement of expenses for certain of its directors and officers in advance of a final disposition of proceedings or the making of any determination of eligibility for indemnification pursuant to Dominion’s Articles of Incorporation.

In addition, Article VI of Dominion’s Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Virginia Act as now and hereafter in effect. The Virginia Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation’s articles of incorporation or a shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Dominion’s Articles of Incorporation, together with the Virginia Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

Dominion has purchased directors’ and officers’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of Dominion against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Dominion and (2) Dominion to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16. Exhibits.

Dominion Gas Holdings, LLC

Exhibit	Description

1.1	Form of Underwriting Agreement.*

3.1(b)	Articles of Organization of Dominion Gas Holdings, LLC (incorporated by reference from Exhibit 3.1 to our Registration Statement on Form S-4, filed April 4, 2014, File No. 333-195066).

3.2(b)	Operating Agreement of Dominion Gas Holdings, LLC dated as of September 12, 2013 (incorporated by reference from Exhibit 3.2 to our Registration Statement on Form S-4, filed April 4, 2014, File No. 333-195066).

4.1	Indenture dated as of October 1, 2013 by and between Dominion Gas Holdings, LLC and Deutsche Bank Trust Company Americas, as Trustee, as supplemented from time to time (incorporated by reference from Exhibit 4.1 to our Registration Statement on Form S-4, filed April 4, 2014, File No. 333-195066).

4.2	Form of Junior Subordinated Indenture by and between Dominion Gas Holdings, LLC and Deutsche Bank Trust Company Americas, as Trustee (filed herewith).

4.6	Form of Supplemental Indenture to Senior Indenture.*

4.7	Form of Supplemental Indenture to Junior Subordinated Indenture.*

5.1	Opinion of McGuireWoods LLP, with respect to the Offered Securities (filed herewith).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12.1 to our Current Report on Form 8-K, filed June 26, 2014, File No. 333-195066).

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

24	Powers of Attorney (included herein).

25.1	Statement of Eligibility of Deutsche Bank Trust Company Americas for the Senior Debt Securities (filed herewith).

25.2	Statement of Eligibility of Deutsche Bank Trust Company Americas for the Junior Subordinated Notes (filed herewith).

*	To be filed by amendment or incorporated under cover of Form 8-K.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Dominion Gas Holdings, LLC

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 3rd day of July, 2014.

DOMINION GAS HOLDINGS, LLC

By:	/s/ Thomas F. Farrell II
Thomas F. Farrell II Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities stated below and on the 3rd day of July, 2014. The officers and directors whose signatures appear below hereby constitute Mark O. Webb, Carter M. Reid, or Karen W. Doggett, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and file any registration statement registering additional securities, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Thomas F. Farrell II Thomas F. Farrell II	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Mark F. McGettrick Mark F. McGettrick	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Mark O. Webb Mark O. Webb	Director

/s/ Michele L. Cardiff Michele L. Cardiff	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

Dominion Resources, Inc.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 3rd day of July, 2014.

DOMINION RESOURCES, INC.

By:	/s/ Thomas F. Farrell II
(Thomas F. Farrell II, Chairman, President and Chief Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities stated below and on the 3rd day of July, 2014. The officers and directors whose signatures appear below hereby constitute Mark O. Webb, Carter M. Reid, or Karen W. Doggett, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and file any registration statement registering additional securities, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Thomas F. Farrell II Thomas F. Farrell II	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ William P. Barr William P. Barr	Director

/s/ Peter W. Brown Peter W. Brown	Director

/s/ Helen E. Dragas Helen E. Dragas	Director

/s/ James O. Ellis, Jr. James O. Ellis, Jr.	Director

/s/ John W. Harris John W. Harris	Director

/s/ Mark J. Kington Mark J. Kington	Director

/s/ Pamela J. Royal Pamela J. Royal	Director

/s/ Robert H. Spilman, Jr. Robert H. Spilman, Jr.	Director

/s/ Michael E. Szymanczyk Michael E. Szymanczyk	Director

/s/ David A. Wollard David A. Wollard	Director

/s/ Mark F. McGettrick Mark F. McGettrick	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michele L. Cardiff Michele L. Cardiff	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

INDEX TO EXHIBITS

Dominion Gas Holdings, LLC

Exhibit	Description

1.1	Form of Underwriting Agreement.*

3.1(b)	Articles of Organization of Dominion Gas Holdings, LLC (incorporated by reference from Exhibit 3.1 to our Registration Statement on Form S-4, filed April 4, 2014, File No. 333-195066).

3.2(b)	Operating Agreement of Dominion Gas Holdings, LLC dated as of September 12, 2013 (incorporated by reference from Exhibit 3.2 to our Registration Statement on Form S-4, filed April 4, 2014, File No. 333-195066).

4.1	Indenture dated as of October 1, 2013 by and between Dominion Gas Holdings, LLC and Deutsche Bank Trust Company Americas, as Trustee, as supplemented from time to time (incorporated by reference from Exhibit 4.1 to our Registration Statement on Form S-4, filed April 4, 2014, File No. 333-195066).

4.2	Form of Junior Subordinated Indenture by and between Dominion Gas Holdings, LLC and Deutsche Bank Trust Company Americas, as Trustee (filed herewith).

4.6	Form of Supplemental Indenture to Senior Indenture.*

4.7	Form of Supplemental Indenture to Junior Subordinated Indenture.*

5.1	Opinion of McGuireWoods LLP, with respect to the Offered Securities (filed herewith).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12.1 to our Current Report on Form 8-K, filed June 26, 2014, File No. 333-195066).

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

24	Powers of Attorney (included herein).

25.1	Statement of Eligibility of Deutsche Bank Trust Company Americas for the Senior Debt Securities (filed herewith).

25.2	Statement of Eligibility of Deutsche Bank Trust Company Americas for the Junior Subordinated Notes (filed herewith).

*	To be filed by amendment or incorporated under cover of Form 8-K.